                                                                   EXHIBIT 99.2

                              [THE HARTFORD LOGO]
                                                                    News Release
                                                                  Hartford Plaza
                                                              Hartford, CT 06115

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
Date:        XXXX XX, 2003
For Release: Upon Receipt

Contact:     Media                                   Investors
             Joyce Willis                            Hans Miller
             860/547-4951                            860/547-2751
             jwillis@thehartford.com                 hmiller@thehartford.com

             Cynthia Michener                        Mike Lesperance
             860/547-5624                            860/547-6781
             cynthia.michener@thehartford.com        michael.lesperance@thehartford.com
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                The Hartford Pre-Announces First Quarter Results
               First Quarter Earnings Release to Be Issued May 13

      HARTFORD, CONN. - The Hartford Financial Services Group, Inc. (NYSE:
HIG) today pre-announced its results for the first quarter of 2003:

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
                                                  FOR THE QUARTER
                                                       ENDED
                                                       -----
                                                      MARCH 31,
($ in millions except EPS; all after-tax)        2003          2002
                                               -------       -------
Net income (loss)                              $(1,395)      $   292
                                               -------       -------
 - Net realized capital losses                     (34)           (1)
                                               -------       -------
Operating income (loss)                        $(1,361)      $   293
                                               -------       -------
 -Effect of 2003 asbestos
    reserve addition                            (1,701)           --
                                               -------       -------
Operating income before effect
  of asbestos reserve addition                 $   340       $   293
                                               -------       -------
Earnings per diluted share
 - Net income (loss)                           $ (5.46)      $  1.17
 - Operating income (loss)                     $ (5.33)      $  1.17
Operating income before effect
  of 2003 asbestos reserve addition            $  1.33       $  1.17
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                                   -- more --
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THE HARTFORD PRE-ANNOUNCES/2

      The company's revenues increased 7 percent to $4.3 billion compared to the first quarter of 2002. Assets under management increased 3 percent to $205 billion from Dec. 31, 2002.

      The company will update its earnings guidance during its previously announced conference call, scheduled for today, at 8:30 a.m., to reflect the effect of the asbestos reserve addition and expense-related actions announced today and the company's first quarter operating performance.

      The Hartford will issue its complete first quarter earning release Tuesday, May 13, after the market closes. The company will have a conference call on Wednesday, May 14, at 10 a.m. The call will be simultaneously webcast at www.thehartford.com/ir/index.html.

DEFINITION AND RECONCILIATION OF NON-GAAP MEASURES

      The Hartford uses the following non-GAAP financial measures to analyze the company's operating performance. Because The Hartford's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing The Hartford's non-GAAP financial measures to those of other companies.

      The Hartford uses operating income as an important measure of the company's operating performance. For the periods presented in this release, operating income represents net income, excluding the after-tax effect of net realized capital gains and losses. The company believes operating income provides to investors a valuable measure of the performance of the company's ongoing businesses because it excludes the effect of realized capital gains and losses, which tend to be highly variable. Net income (loss) is the most directly comparable GAAP measure. A reconciliation of operating income to net income
(loss) for the quarter ended March 31, 2003 and 2002 is presented above.

                                   -- more --
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THE HARTFORD PRE-ANNOUNCES/3

      In this release, The Hartford has included the financial measure operating income, before the effect of the 2003 asbestos reserve addition. The Hartford has provided this measure to enhance investor understanding of the company's ongoing businesses by eliminating the effect of the asbestos reserve addition, which relates solely to legacy businesses. A reconciliation of this measure to net income (loss) for the quarter ended March 31, 2003 and 2002, is presented above.

      The Hartford (NYSE: HIG) is one of the nation's largest investment and insurance companies. The company is a leading provider of investment products, life insurance and group benefits; automobile and homeowners products; and business property and casualty insurance.